EXHIBIT 5.1

September 24, 2024

Edible Garden AG Incorporated

283 County Road 519

Belvidere, NJ 07823

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Edible Garden AG Incorporated, a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Company’s Registration Statement on Form S-1, as amended (File No. 333-281957) (the “Registration Statement”). The Registration Statement covers the best efforts public offering and sale (the “Offering”) of up to $24,400,000 of the following securities (the “Securities”):

1.	units (the “Units”), with each Unit to consist of either:

a.

i.	one share of common stock, par value $0.0001 per share (the “Common Stock,” and all shares of Common Stock contained within the Units, the “Shares”); and

ii.

one Class A warrant to purchase one share of Common Stock at an exercise price equal to the public offering price per Unit (the “Class A Warrants”) and one Class B warrant to purchase one share of Common Stock at an exercise price equal to the public offering price per Unit (the “Class B Warrants,” together with the Class A Warrants, the “Warrants”); or

b.

i.	one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”); and

ii.	one Class A Warrant and one Class B Warrant;

2.	shares of Common Stock issuable upon exercise of the Class A Warrants (the “Class A Warrant Shares”);

3.	shares of Common Stock issuable upon exercise of the Class B Warrants (the “Class B Warrant Shares,” together with the Class A Warrant Shares, the “Warrant Shares”);

4.	shares of Common Stock issuable upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”);

5.

warrants to purchase a number of shares of Common Stock equal to 5.0% of the number of Units sold in the Offering, at an exercise price equal to no less than 100% of the public offering price per Unit (the “Placement Agent Warrants”), to be issued to the placement agent for the Offering (the “Placement Agent”); and

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Edible Garden AG Incorporated

September 24, 2024

6.	shares of Common Stock issuable upon exercise of the Placement Agent Warrants (the “Placement Agent Warrant Shares”).

We understand that (i) the Units, Shares, Warrants and Pre-Funded Warrants will be issued to investors participating in the Offering either pursuant to the Registration Statement or pursuant to that certain Securities Purchase Agreement between the Company and each purchaser party thereto (the “Securities Purchase Agreement”), and (ii) the Placement Agent Warrants will be issued to the Placement Agent pursuant to the Placement Agency Agreement between the Company and Maxim Group LLC (the “Placement Agency Agreement”). In addition, we understand that Equiniti Trust Company, LLC (the “Warrant Agent”) will serve as the warrant agent for the Warrants and Pre-Funded Warrants pursuant to a warrant agency agreement with the Company, substantially in the form filed as an exhibit to the Registration Statement (the “Warrant Agency Agreement”).

In connection with the foregoing, we have examined originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof, the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents. In addition, we have assumed that (a) each of the Securities Purchase Agreement, Warrants, Pre-Funded Warrants, Placement Agent Warrants, Placement Agency Agreement, and Warrant Agency Agreement (the “Transaction Documents”) will be duly executed and delivered by all parties thereto, (b) the Placement Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Placement Agency Agreement and that the Placement Agency Agreement will be a valid and binding obligation of the Placement Agent, (c) the Warrant Agent has the power, corporate or otherwise, to enter into and perform its obligations under the Warrant Agency Agreement, and that the Warrant Agency Agreement will be a valid and binding obligation of the Warrant Agent, (d) there will not have occurred, prior to the date of the issuance of the Warrant Shares, Pre-Funded Warrant Shares, or Placement Agent Warrant Shares: (i) any change in law affecting the validity or enforceability of the Warrants, Pre-Funded Warrants, or Placement Agent Warrants or (ii) any amendments to the Transaction Documents, (e) at the time of the issuance and sale of the Securities: (i) the Company is validly existing and in good standing under the law of the State of Delaware, (ii) the Company has not amended its certificate of incorporation or bylaws, (iii) the board of directors of the Company and any committee thereof has not taken any action to amend, rescind or otherwise reduce its prior authorization of the issuance of the Securities and (iv) the Company will receive consideration in excess of par value for the issuance of the Shares, Warrant Shares, Pre-Funded Warrant Shares, and Placement Agent Warrant Shares, (f) the Registration Statement becomes and remains effective, and the prospectus which is a part of the Registration Statement, and the prospectus delivery requirements with respect thereto, fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion, (g) the Securities will be offered in the manner and on the terms identified or referred to in the Registration Statement, including all amendments thereto, and (h) all offers and sales of the Securities will be made in compliance with the securities laws of the states having jurisdiction thereof.

Based upon the foregoing, and subject to the additional qualifications set forth below, we are of the opinion that:

1.

the Units have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Securities Purchase Agreement and in the manner described in the Registration Statement, will be valid and legally binding obligations of the Company;

Edible Garden AG Incorporated

September 24, 2024

2.

the Shares have been duly authorized for issuance and, when issued and paid for in accordance with the terms of the Securities Purchase Agreement and in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable;

3.

the Class A Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Securities Purchase Agreement and the Warrant Agency Agreement, will be validly issued and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

4.

the Class A Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Class A Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Class A Warrants and the Warrant Agency Agreement, will be validly issued, fully paid and non-assessable;

5.

the Class B Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Securities Purchase Agreement and the Warrant Agency Agreement, will be validly issued and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

6.

the Class B Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Class B Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Class B Warrants and the Warrant Agency Agreement, will be validly issued, fully paid and non-assessable;

7.

the Pre-Funded Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement, the Securities Purchase Agreement and the Warrant Agency Agreement, will be validly issued and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms;

8.

the Pre-Funded Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Pre-Funded Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement, the Pre-Funded Warrants and the Warrant Agency Agreement, will be validly issued, fully paid and non-assessable;

9.

the Placement Agent Warrants have been duly authorized for issuance and, when issued, sold and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Placement Agency Agreement, will be validly issued and will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms; and

10.

the Placement Agent Warrant Shares have been duly authorized for issuance and, when issued and delivered by the Company upon valid exercise of the Placement Agent Warrants and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Placement Agent Warrants, will be validly issued, fully paid and non-assessable.

Edible Garden AG Incorporated

September 24, 2024

The opinions rendered in paragraphs 1, 3, 5, 7 and 9 above are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, and (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law). In addition, we express no opinion as to: the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture or late payment charge; the enforceability of the governing law, consent to jurisdiction and forum selection provisions contained in any of the Transaction Documents; waivers of right to trial by jury or defense; or any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, violation of securities laws, negligence or willful misconduct.

The opinions expressed herein are limited exclusively to the applicable provisions of the Delaware General Corporate Law and the law of the State of New York as currently in effect, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

This opinion letter has been prepared in accordance with the customary practice of lawyers who regularly give, and lawyers who regularly advise opinion recipients concerning, opinions of the type contained herein.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly addressed herein from any matter stated in this letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption “Legal Matters” in the prospectus contained in the Registration Statement. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder. This opinion is rendered to you as of the date hereof and we assume no obligation to advise you or any other person hereafter with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even though the change may affect the legal analysis or legal conclusion or other matters in this letter.

Very truly yours,

/s/ Harter Secrest & Emery LLP